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                       REGISTRATION RIGHTS AGREEMENT

                               By and Among:



                             Kmart Corporation

                                    and

                          the Rightsholders listed

                                on Exhibit A



                         Dated as of July 20, 2001


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                                                   TABLE OF CONTENTS

                                                                                                               PAGE



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SECTION 1: REGISTRATION...........................................................................................1

         1.1      Registrable Shares..............................................................................1

         1.2      Registration....................................................................................2

SECTION 2: KMART'S OBLIGATIONS....................................................................................3

         2.1      Registration Statement..........................................................................3

         2.2      Amendments and Supplements......................................................................3

         2.3      Copies of Offering Documents....................................................................3

         2.4      Misleading Prospectus...........................................................................3

         2.5      Rule 144........................................................................................3

SECTION 3: THE RIGHTSHOLDER'S OBLIGATIONS.........................................................................4

         3.1      Other Documents and Information.................................................................4

         3.2      Cessation of Offering...........................................................................4

         3.3      No Preliminary Prospectus.......................................................................4

         3.4      Acceptable Brokers..............................................................................4

SECTION 4: EXPENSES AND INDEMNIFICATION...........................................................................4

         4.1      Certain Fees and Commissions....................................................................4

         4.2      Other Expenses..................................................................................4

         4.3      Indemnification.................................................................................5

SECTION 5: OTHER PROVISIONS.......................................................................................7

         5.1      Attorneys' Fees.................................................................................7

         5.2      Notices.........................................................................................7

         5.3      Headings........................................................................................7

         5.4      Counterparts....................................................................................7

         5.5      Governing Law...................................................................................7

         5.6      Successors and Assigns..........................................................................7

         5.7      Waiver..........................................................................................7

         5.8      Amendments......................................................................................8

         5.9      Severability....................................................................................8

         5.10     Parties in Interest.............................................................................8

         5.11     Entire Agreement................................................................................8

         5.12     Waiver of Jury Trial............................................................................8

         5.13     Construction....................................................................................8

         5.14     Assignment of Registration Rights...............................................................8
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         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 20, 2001, by and among: KMART CORPORATION, a
Michigan corporation ("Kmart"), and those entities listed in Exhibit A hereto (collectively, the "Rightsholders").

                                  RECITALS

         A. Kmart, Kmart Merger Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Kmart ("Merger Sub"), and BlueLight.com, Inc., a Delaware corporation (the "Company"), have entered into that certain Agreement and Plan of Merger dated as of July 20, 2001 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), and the Company shall thereby become an indirect wholly-owned subsidiary of Kmart. Upon consummation of the Merger, Merger Sub shall cease to exist and the Company shall continue as the surviving corporation.

         B. In connection with the Merger, the Rightsholders shall receive in exchange for their shares of Series A Preferred Stock and Series C Preferred Stock in the Company shares of common stock, par value $1.00 per share, of Kmart (the "Kmart Common Stock").

         C. Kmart and Evercore Venture Partners LLP, a Delaware limited liability partnership ("Evercore") have entered into, or may enter into, a Unit Purchase Agreement, pursuant to which Kmart will purchase all of the Class A Units of BlueLight.com LLC owned by Evercore in exchange for Kmart Common Stock (the "Evercore Transaction").

         D. The Kmart Common Stock, when issued pursuant to the Merger and the Evercore Transaction, will not be freely-tradable because such shares of Kmart Common Stock shall not have been registered under the Securities Act of 1933 (the "Securities Act").

         E. In order to induce the Company to consummate the transactions contemplated by the Merger, Kmart desires to grant to the Rightsholders certain registration rights (the "Registration Rights") in connection with the Rightsholders' receipt of the Kmart Common Stock. The Registration Rights shall be as more fully set forth herein. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement.

                                 AGREEMENT

         NOW THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

SECTION 1:  REGISTRATION

     1.1 Registrable Shares. As used in this Agreement, "Registrable Shares" means the shares of Kmart Common Stock to be issued to the Rightsholders pursuant to the Merger and the Evercore Transaction and any shares of Kmart Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; provided, however, that Registrable Shares shall cease to be Registrable Shares when a registration statement covering such Registrable Shares shall have become effective under the Securities Act, and such Registrable Shares shall have been disposed of in accordance with such Registration Statement. Upon the consummation of the Merger, and upon the consummation of the Evercore Transaction, Kmart shall cause Exhibit A hereto to be amended with respect to each Rightsholder to accurately reflect in the column entitled "No. of Shares of Kmart Common" the number of Registrable Shares issued to and held by such Rightsholder, and upon being notified of any assignment of registration rights permitted by
Section 5.14, Kmart shall cause Exhibit A hereto to be amended with respect to each assigning Rightsholder and each assignee of such registration rights to accurately reflect in the column entitled "No. of Shares of Kmart Common" the number of Registrable Shares held by each such Rightsholder and assignee. The Rightsholders desiring to sell shares pursuant to Rule 144 under the Securities Act shall provide Rule 144 representation letters and opinions of counsel in usual and customary form as may reasonably be requested by Kmart's counsel.

     1.2 Registration.

     (a) On or prior to ten (10) business days following the Effective Time of the Merger or the consummation by Kmart of the Purchase Obligation pursuant to Section 6.6 of the Voting Agreement of even date herewith between Kmart and the Designated Stockholders listed on Exhibit A thereto (but subject to Section 1.2(b)), Kmart shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale in the open market from time to time of one hundred percent (100%) of the shares of Kmart Common Stock issued or issuable to the Rightsholders pursuant to the Merger or the Evercore Transaction and any shares of Kmart Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization after the Effective Time. Kmart shall use its reasonable efforts to have such Registration Statement declared effective on or before seventy-five (75) days following the Effective Date.

     (b) The Rightsholders shall furnish such information as Kmart may reasonably request in connection with the preparation of the Registration Statement. Upon registration for the resale of the Registrable Shares with the SEC pursuant to the terms of this Agreement, the Registrable Shares may be sold in accordance with the Registration Statement under the Securities Act. Kmart shall use its best efforts to cause the Registration Statement to remain effective until the earliest of (i) the date on which all Registrable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement (ii) one (1) year after the effective date of the Registration Statement, or if earlier, until the Rightsholder or Rightsholders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Rightsholders and for a period not to exceed thirty (30) days thereafter (the "Suspension Period"), Kmart may delay the filing or the effectiveness of the Registration Statement or suspend the use or effectiveness of the Registration Statement (and the Rightsholders hereby agree not to offer or sell any Registrable Shares pursuant to such Registration Statement during the Suspension Period) if Kmart reasonably believes that the Kmart may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon Kmart, its stockholders, a potentially significant transaction or event involving Kmart, or any negotiations, discussions, or proposals directly relating thereto. No more than one (1) such Suspension Period shall occur in any twelve (12) month period. The Rightsholders shall not disclose the existence of any such Suspension Period to the public. In the event that Kmart shall exercise its rights hereunder, the applicable time period during which the Registration Statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.

SECTION 2:  KMART'S OBLIGATIONS

         In connection with the Registration Statement referred to in
Section 1.2 above, Kmart shall:

     2.1 Registration Statement. Prepare and file with the SEC the Registration Statement and thereafter use its best efforts to cause such Registration Statement to become and remain effective for the period set forth in Section 1.2.

     2.2 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2 and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the shares of Kmart Common Stock covered by the Registration Statement.

     2.3 Copies of Offering Documents. Furnish to the Rightsholders such numbers of copies of the Registration Statement, the Prospectus, and any amendments and supplements thereto, in conformity with the requirements of the Securities Act, such documents incorporated by reference into the Registration Statement and such other documents as the Rightsholders reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares.

     2.4 Misleading Prospectus. Promptly notify each Rightsholder, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, upon Kmart becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter use reasonable efforts to prepare and file with the SEC and furnish to such Rightsholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

     2.5 Rule 144. Use its reasonable efforts to file in a timely manner any reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and take such further action as the Rightsholders may reasonably request, all from time to time to enable each such Rightsholder to sell the Registrable Shares owned by it without registration under the Securities Act pursuant to the exemption provided by Rule 144.

SECTION 3:  THE RIGHTSHOLDER'S OBLIGATIONS

         In connection with the Registration Statement referred to in
Section 1.2, the Rightsholders shall each:

     3.1 Other Documents and Information. Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements and other documents, certificates and instruments as are reasonably required by Kmart or are otherwise necessary in connection with the registration and offering. Each Rightsholder shall promptly provide to Kmart such information concerning such Rightsholder, its ownership of Kmart's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Kmart.

     3.2 Cessation of Offering. Upon receipt of any notice from Kmart of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such shares until the Rightsholders' receipt of the copies of the supplemented or amended prospectus contemplated by Sections 1.2(b) and 2.4, and, if so directed by Kmart, deliver to Kmart all copies of the prospectus covering such Registrable Shares in such Rightsholder's possession at the time of receipt of such notice.

     3.3 No Preliminary Prospectus. No Rightsholder and no person or entity acting on any Rightsholder's behalf (other than an underwriter selected by Kmart or approved by Kmart) shall offer any Registrable Shares by means of any preliminary prospectus.

     3.4 Acceptable Brokers. Each Softbank Entity, as a Rightsholder, shall sell Registrable Shares through brokers chosen by the Softbank Entity and reasonably acceptable to Kmart. Each Softbank Entity, as a Rightsholder, shall notify Kmart of the name of any broker through whom it intends to sell Registrable Shares.

SECTION 4:  EXPENSES AND INDEMNIFICATION

     4.1 Certain Fees and Commissions. Kmart shall pay its own general legal and accounting fees and all printing fees in connection with the Registration Statement. Kmart shall reimburse the Rightsholders for reasonable legal fees and costs incurred by the Rightsholders in connection with the initial preparation and filing of the Registration Statement and for reasonable legal fees and costs incurred by the Rightsholders in connection with any amendment or supplement to the Registration Statement. The Rightsholders shall pay any additional fees and costs of their own counsel and all underwriting discounts, commissions and expenses of underwriters or brokers incurred in connection with the offering and sale of the Registrable Shares.

     4.2 Other Expenses. Kmart shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the New York Stock Exchange.

     4.3 Indemnification. In the event any Registrable Shares are included in a Registration Statement under Section 1:

          (a) To the extent permitted by law, Kmart will indemnify and hold harmless each Rightsholder, the partners, officers and directors of each Rightsholder, any underwriter (as defined in the Securities Act) for such Rightsholder and each person, if any, who controls such Rightsholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Kmart: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Kmart of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and Kmart will pay as incurred to each such Rightsholder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 4.3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Kmart, which consent shall not be unreasonably withheld, nor shall Kmart be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Rightsholder, partner, officer, director, underwriter or controlling person of such Rightsholder.

          (b) To the extent permitted by law, each Rightsholder will, if Registrable Shares held by such Rightsholder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Kmat, each of its directors, its officers and each person, if any, who controls Kmart within the meaning of the Securities Act, any underwriter and any other Rightsholder selling securities under such Registration Statement or any of such other Rightsholder's partners, directors or officers or any person who controls such Rightsholder, against any losses, claims, damages or liabilities (joint or several) to which Kmart or any such director, officer, controlling person, underwriter or other such Rightsholder, or partner, director, officer or controlling person of such other Rightsholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Rightsholder under an instrument duly executed by such Rightsholder and stated to be specifically for use in connection with such registration; and each such Rightsholder will pay as incurred any legal or other expenses reasonably incurred by Kmart or any such director, officer, controlling person, underwriter or other Rightsholder, or partner, officer, director or controlling person of such other Rightsholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section
4.3 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Rightsholder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this
Section 4.3 exceed the proceeds from the offering received by such Rightsholder.

          (c) Promptly after receipt by an indemnified party under this
Section 4.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.3.

          (d) If the indemnification provided for in this Section 4.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Rightsholder hereunder exceed the proceeds from the offering received by such Rightsholder.

          (e) The obligations of Kmart and Rightsholders under this Section
4.3 shall survive completion of any offering of Registrable Shares in a Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

SECTION 5:  OTHER PROVISIONS

     5.1 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     5.2 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (c) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, with postage and fees prepaid, or
(d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party's address hereinafter shown below its signature, or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

     5.3 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     5.5 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     5.6 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any.

     5.7 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     5.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     5.9 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     5.10 Parties in Interest. Except for the provisions of Section 4.3, and subject to the provisions of Section 5.14, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

     5.11 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     5.12 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     5.13 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including" and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     5.14 Assignment of Registration Rights. The rights to cause Kmart to register Registrable Shares pursuant to Sections 1 and 2 may be assigned by a Rightsholder to a transferee or assignee of Registrable Shares that (a) is an affiliate, subsidiary, parent, general partner, limited partner, retired partner, member or retired member, stockholder or shareholder of a Rightsholder, (b) is a Rightsholder's family member or trust for the benefit of an individual Rightsholder or (c) is an entity affiliated by common control (or other related entity) with such Rightsholder provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to Kmart written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions and obligations set forth in this Agreement; provided, further, however, that the Rightsholders may not assign the rights granted pursuant to Sections 1 and 2 hereof to any person who does not acknowledge the restrictions on the offer or sale of the Kmart Common Stock under the Securities Act set forth in the Voting Agreement. Upon any such transfer of Registrable Shares by a Softbank Entity, such Rightsholder shall strongly recommend to such transferee or assignee that such transferee or assignee use a broker of such Rightsholder's choosing and reasonably acceptable to Kmart (the "Broker") in connection with the sale of the Registrable Securities pursuant to the Registration Statement. In addition, if requested by Kmart, upon such transfer or assignment, such Rightsholder shall cause to be delivered to such transferee or assignee a letter signed by an officer of Kmart, and reasonably acceptable to the Rightsholder, regarding the use of the Broker as the preferred broker for sales pursuant to the Registration Statement.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]






         The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

KMART CORPORATION:                         GC&H INVESTMENTS

By:      /s/ Jeffrey Boyer                 By:      /s/ Kenneth L. Guernsey
   --------------------------------------     -----------------------------
Name:     Jeffery N. Boyer                 Name:     Kenneth L. Guernsey
     ------------------------------------       ---------------------------
Title:    Executive Vice President, CFO    Title:    Executive Partner
        ---------------------------------          -------------------
Address: 3100 West Big Beaver Road
                  Troy, MI 48084
                  Attn: Janet Kelley, Esq.
Facsimile No.:    (248) 463-1054

                                           SOFTBANK CAPITAL ADVISORS FUND, L.P.

                                           By:      /s/ Steven Murray
                                              -----------------------------
                                           Name:     Steven J. Murray
                                           Title:    Administrative Member


                                           SOFTBANK CAPITAL PARTNERS FUND, L.P.

                                           By:      /s/ Steven Murray
                                              -----------------------------
                                           Name:     Steven J. Murray
                                           Title:    Administrative Member


                                           SOFTBANK CAPITAL L.P.

                                           By:      /s/ Steven Murray
                                              -----------------------------
                                           Name:     Steven J. Murray
                                           Title:    Administrative Member



                                           SOFTBANK TECHNOLOGY VENTURES
                                           ADVISORS FUND V, L.P.

                                           By:      /s/ D. Rex Golding
                                              -----------------------------
                                           Name:     D. Rex Golding
                                           Title:    Managing Director


                                           SOFTBANK TECHNOLOGY VENTURES
                                           ENTREPRENEURS FUND V, L.P.

                                           By:      /s/ D. Rex Golding
                                              -----------------------------
                                           Name:     D. Rex Golding
                                           Title:    Managing Director


                                           SOFTBANK TECHNOLOGY VENTURES V, L.P.

                                           By:      /s/ D. Rex Golding
                                              -----------------------------
                                           Name:     D. Rex Golding
                                           Title:    Managing Director


                                           EVERCORE  VENTURE PARTNERS LLP

                                           By:   /s/ Kathleen Grady Reiland
                                              -----------------------------
                                           Name:     Kathleen Grady Reiland
                                           Title:    Managing Director


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                                 EXHIBIT A

                               RIGHTSHOLDERS

                                          No. of Shares of   No. of Shares of    No. of Class A   No. of Shares of
          Name of Rightsholder                Series A           Series C         Units in LLC      Kmart Common

GC&H Investments                                    37,600               0                 0
----------------------------------------
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA  94306-2155

Softbank Capital Advisors Fund, L.P.                63,813          16,785                 0
1188 Centre Street
Newton Center, MA 02459

Softbank Capital Partners Fund, L.P.             2,218,361         972,439                 0
1188 Centre Street
Newton Center, MA 02459

Softbank Capital L.P.                            2,180,226         955,722                 0
1188 Centre Street
Newton Center, MA 02459

Softbank Technology Ventures Advisors              357,000         155,599                 0
Fund V, L.P.
200 West Evelyn, Suite 200
Mountain View, CA  94043

Softbank Technology Ventures                       240,800         104,953                 0
Entrepreneurs Fund V, L.P.
200 West Evelyn, Suite 200
Mountain View, CA  94043

Softbank Technology Ventures V, L.P.            13,402,200       5,841,377                 0
200 West Evelyn, Suite 200
Mountain View, CA  94043

Evercore Venture Partners LLP                            0               0         1,000,000
65 East 55th Street, 33rd Floor
New York, NY 10022
Total                                           23,500,000       8,046,875         1,000,000
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